UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Codorus Valley Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

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SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2016

________________________________________________________

This supplement to proxy statement (the “Supplement”) amends and supplements the definitive proxy statement, dated March 30, 2016 (the “Proxy Statement”), filed by Codorus Valley Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on March 30, 2016. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.

Appointment of Proxy Solicitor

After the filing of the Proxy Statement, the Company engaged Morrow & Co., LLC (“Morrow”) to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Company’s annual meeting of shareholders (the “Annual Meeting”) to be held on May 17, 2016 at 9:00 a.m. at the Codorus Valley Corporate Center, which is located at 105 Leader Heights Road, York, Pennsylvania, and at any adjournments or postponements thereof. Morrow may solicit proxies personally, electronically, by mail or by telephone. The Company has agreed to pay Morrow a fee of $5,500 plus an advance of $2,000 for any disbursements incurred.

This Supplement is dated May 9, 2016.

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